Exhibit 12.1

COMMUNITY FIRST BANKSHARES, INC.

HISTORICAL CONSOLIDATED FINANCIAL DATA

	Nine Months Ended September 30,
	2002	2001	2001	2000	1999	1998	1997
	(Dollars in thousands, except per share data)
Historical Operating Data:
Interest income	$271,533	$334,421	$434,016	$477,558	$465,206	$467,270	$342,789
Interest expense	69,223	131,637	162,220	210,281	185,818	194,787	140,488
Net interest income	202,310	202,784	271,796	267,277	279,388	272,483	202,301
Provision for loan losses	9,964	14,221	17,520	15,781	20,184	23,136	6,604
Net interest income after provision for loan losses	192,346	188,563	254,276	251,496	259,204	249,347	195,697
Noninterest income	60,516	59,780	79,575	77,860	74,742	64,867	49,947
Noninterest expense	163,181	177,879	235,316	221,974	220,460	242,248	159,633
Income from continuing operations before income taxes and extraordinary item	89,681	70,464	98,535	107,382	113,486	71,966	86,011
Provision for income taxes	30,194	24,063	33,476	35,748	38,573	22,595	25,848
Income from continuing operations before extraordinary item	59,487	46,401	65,059	71,634	74,913	49,371	60,163
Discontinued Operations:
Income from discontinued operations, net of taxes			0	0	0	(2,232)	967
Disposal of discontinued operations	0	0	0	0	0	(1,676)	0
Income before extraordinary item and cummulative effect of accounting change	59,487	46,401	65,059	71,634	74,913	45,463	61,130
Extraordinary item, net of taxes	0	0	0	0	0	0	(265)
Net income	59,487	46,401	65,059	71,634	74,913	45,463	60,865
Dividends on preferred stock	0	0	0	0	0	0	0
Net income applicable to common equity	$59,487	$46,401	$65,059	$71,634	$74,913	$45,463	$60,865

Earnings per common and common equivalent share:
Basic income per share from continuing operations before extraordinary item and cummulative effect of accounting change	$1.50	$1.13	$1.59	$1.55	$1.50	$0.98	$1.30
Discontinued operations	0.00	0.00	0.00	0.00	0.00	(0.08)	0.02
Extraordinary item (1)	0.00	0.00	0.00	0.00	0.00	0.00	(0.01)
Basic net income	$1.50	$1.13	$1.59	$1.55	$1.50	$0.90	$1.31

Diluted income per share from continuing operations before extraordinary item and cummulative effect of accounting change	$1.47	$1.11	$1.57	$1.54	$1.48	$0.96	$1.26
Discontinued operations	0.00	0.00	0.00	0.00	0.00	(0.07)	0.03
Extraordinary item (1)	0.00	0.00	0.00	0.00	0.00	0.00	(0.01)
Diluted net income	$1.47	$1.11	$1.57	$1.54	$1.48	$0.89	$1.27

Dividends paid	0.59	0.50	0.68	0.60	0.56	0.44	0.35

Average common shares outstanding
Basic	39,724,971	41,135,096	40,905,545	46,219,120	50,061,972	50,272,551	46,416,814
Diluted	40,409,350	41,660,439	41,471,404	46,578,750	50,670,559	51,114,703	47,831,402
Historical Operating Ratios and Other Data:
Return on average assets	1.42%	1.05%	1.11%	1.16%	1.20%	0.75%	1.42%
Return on average common shareholders’ equity	22.04%	17.91%	18.66%	19.90%	18.07%	11.03%	19.04%
Net interest margin	5.41%	5.18%	5.23%	4.90%	5.06%	5.12%	5.35%
Dividend payout ratio	40.14%	45.05%	43.31%	38.96%	37.84%	49.44%	27.56%
Net charge-offs to average loans	0.32%	0.41%	0.39%	0.34%	0.66%	0.43%	0.24%
Ratio of earnings to fixed charges (2):
Excluding interest on deposits	9.19	4.55	5.16	3.62	4.27	3.58	6.54
Including interest on deposits	2.30	1.54	1.61	1.51	1.61	1.37	1.61
Historical Financial Condition Data:
Assets	$5,619,702	$5,731,308	$5,772,326	$6,089,729	$6,302,235	$6,239,772	$5,660,218
Loans	3,647,133	3,808,267	3,736,692	3,738,202	3,690,353	3,537,537	3,160,501
Investment securities (3)	1,462,071	1,416,250	1,513,831	1,787,732	2,011,765	2,097,443	1,799,561
Deposits	4,640,752	4,755,377	4,750,813	5,019,891	4,909,863	5,101,065	4,341,065
Short-term borrowings	287,793	288,598	342,639	409,710	724,425	435,726	273,239
Long-term debt	136,500	139,988	136,841	123,957	75,622	93,524	124,612
Company-obligated mandatorily redeemable preferred securities of CFB Capital I and II	120,000	120,000	120,000	120,000	120,000	120,000	120,000
Preferred shareholders’ equity	0	0	0	0	0	0	0
Common shareholders’ equity	382,376	358,130	356,705	345,431	407,269	424,656	405,039
Book value per common share	9.72	8.89	8.86	8.25	8.12	8.49	8.11
Tangible book value per common share	7.28	6.41	6.44	5.50	5.60	5.83	6.15
Historical Financial Condition Ratios:
Nonperforming assets to total loans and OREO	0.71%	0.66%	0.64%	0.70%	0.88%	0.78%	0.65%
Allowance for loan losses to total loans	1.54%	1.44%	1.47%	1.40%	1.32%	1.47%	1.31%
Allowance for loan losses to nonperforming loans	227%	248%	261%	221%	188%	228%	271%
Average shareholders’ equity to average loans	6.43%	5.87%	5.95%	5.83%	6.64%	6.83%	7.44%
Regulatory capital ratios:
Tier 1 capital	9.27%	8.29%	8.67%	8.13%	10.01%	9.44%	11.54%
Total capital	11.42%	10.81%	11.11%	10.73%	12.45%	12.09%	14.89%
Leverage ratio	6.87%	6.28%	6.51%	5.94%	7.16%	6.47%	7.51%
Efficiency ratio	60.65%	63.23%	63.32%	62.86%	60.12%	67.16%	61.98%
Net Income and Ratios Excluding Goodwill and Other Intangible Assets Amortization and Balances (“Cash”)
Income applicable to common equity	60,979	51,685	72,067	78,972	82,263	54,384	65,330
Diluted earnings per common share	$1.51	$1.24	$1.74	$1.70	$1.62	$1.06	$1.37
Return on average assets.	1.48%	1.19%	1.25%	1.30%	1.35%	0.92%	1.54%
Return on average common shareholders equity	22.60%	19.95%	20.67%	21.94%	19.84%	13.20%	20.44%

COMMUNITY FIRST BANKSHARES, INC.

CALCULATION OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30,
	2002	2001	2001	2000	1999	1998	1997
Income before taxes & extraordinary item and cumulative effect of accounting change	$89,681	$70,464	$98,535	$107,382	$113,486	$71,966	$86,011
Add: fixed charges	69,223	131,637	162,220	210,281	185,818	194,787	140,488
Earnings including interest exp-deposits (a)	158,904	202,101	260,755	317,663	299,304	266,753	226,499
Less: interest expense - deposits	(58,272)	(111,795)	(138,542)	(169,281)	(151,138)	(166,873)	(124,964)
Earnings excluding interest exp-deposits (b)	$100,632	$90,306	$122,213	$148,382	$148,166	$99,880	$101,535

Fixed charges:
Interest expense - deposits	$58,272	$111,795	$138,542	$169,281	$151,138	$166,873	$124,964
Interest expense - borrowings	10,951	19,842	23,678	41,000	34,680	27,914	15,524
Interest expense on cap leases	0	0	0	0	0	0	0
Dividends on preferred stock (gross)	0	0	0	0	0	0	0
Fixed charges incl interest exp-deposits (c)	69,223	131,637	162,220	210,281	185,818	194,787	140,488

Less: interest expense - deposits	(58,272)	(111,795)	(138,542)	(169,281)	(151,138)	(166,873)	(124,964)
Fixed charges excl interest exp-deposits (d)	$10,951	$19,842	$23,678	$41,000	$34,680	$27,914	$15,524

Preferred dividends	0	0	0	0	0	0	0
Effective tax rate	33.67%	34.15%	33.97%	33.29%	33.99%	31.40%	30.05%
Preferred dividends - grossed up (1 - tax rate)	0	0	0	0	0	0	0

Earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits (b) / (d)	9.19	4.55	5.16	3.62	4.27	3.58	6.54
Including interest on deposits (a) / (c)	2.30	1.54	1.61	1.51	1.61	1.37	1.61

CALCULATION OF FULLY DILUTED EARNINGS
WITH REGARD TO CONVERTIBLE DEBENTURES

	Nine Months Ended September 30,
	2002	2001	2001	2000	1999	1998	1997
Income before taxes	89,681	70,464	98,535	107,382	113,486	71,966	86,011
Interest expense on convertible debentures	0	0	0	0	0	0	0
Adjusted income before interest on conv debentures	89,681	70,464	98,535	107,382	113,486	71,966	86,011
Adjusted income tax provision	30,194	24,063	33,476	35,748	38,624	22,646	25,899
Adjusted net income	59,487	46,401	65,059	71,634	74,862	49,320	60,112

General Ledger Balances  KEY DATA

(000)

	Nine Months Ended September 30,
	2002	2001	2001	2000	1999	1998	1997
Average Assets:	5,613,169	5,899,946	5,859,612	6,179,192	6,245,294	6,035,121	4,298,381

Average Common Equity:	360,796	346,398	348,676	360,002	414,644	412,110	319,637

Average Loans:	3,681,546	3,778,399	3,785,553	3,706,144	3,573,060	3,383,724	2,747,123

Net Charge Offs - End of Period	8,849	11,569	14,697	12,491	23,436	14,613	6,636

Intangibles - End of Period	96,286	99,914	97,457	114,971	126,378	133,273	97,563

Non Accruals Loans - End of Period	24,527	21,887	20,818	23,426	25,764	22,609	15,151

Restructured Loans - End of Period	228	257	252	224	284	162	140

Non Performing Loans - End of Period	24,755	22,144	21,070	23,650	26,048	22,771	15,291

OREO - End of Period	1,159	2,885	2,869	2,437	6,525	4,763	5,433

Non Performing Assets - End of Period	25,914	25,029	23,939	26,087	32,573	27,534	20,724

Allowance for Loan Losses - End of Period	56,106	54,820	54,991	52,168	48,878	51,860	41,387

Common Shares Outstanding - End of Period	39,320,096	40,301,388	40,246,039	41,866,752	50,135,932	49,992,949	49,971,594

Tier 1 Capital - End of Period	383,086	357,107	373,020	358,255	445,605	397,659	420,913

Total Capital - End of Period	471,977	465,726	478,222	473,117	554,483	509,519	543,021

Tangible Tier 1 Capital - End of Period	383,086	357,107	373,020	358,255	445,605	397,659	420,913

Total Tangible Assets - End of Period	5,579,522	5,686,214	5,729,860	6,026,926	6,224,735	6,158,359	5,604,042

Total Risk Weighted Assets - End of Period	4,134,364	4,309,030	4,304,531	4,408,524	4,452,587	4,213,215	3,647,594

Net Income and Ratios Excluding Goodwill and Other Intangible

   Assets Amortization and Balances (“Cash”)

	Nine Months Ended September 30,
	2002	2001	2001	2000	1999	1998	1997
Average Balance Calculation

Total Average Assets	5,613,169	5,899,946	5,859,612	6,179,192	6,245,294	6,035,121	4,298,381

Less: Average Intangible Assets	(96,929)	(107,563)	(105,391)	(119,932)	(129,721)	(135,056)	(64,002)

Average Assets: Cash EPS	5,516,240	5,792,383	5,754,221	6,059,260	6,115,573	5,900,065	4,234,379

Average Shareholders Equity	360,796	346,398	348,676	360,002	414,644	412,110	319,637

Income Applicable to common shareholders equity adjusted for intangilbes

Community First Bankshares
Current Earnings (Primary)	59,487	46,401	65,059	71,634	74,913	45,463	60,865
Plus:
Non taxable intangibles	0	1,969	2,627	2,624	2,625	4,182	2,637
Taxable intangibles	2,487	5,525	7,301	7,857	7,875	7,898	3,047
Tax effect of intangibles	(995)	(2,210)	(2,920)	(3,143)	(3,150)	(3,159)	(1,219)
CEPS net income	60,979	51,685	72,067	78,972	82,263	54,384	65,330

Community First Bankshares
Current Earnings (Fully Diluted))	59,487	46,401	65,059	71,634	74,913	45,463	60,865
Plus:
Non taxable intangibles	0	1,969	2,627	2,624	2,625	4,182	2,637
Taxable intangibles	2,487	5,525	7,301	7,857	7,875	7,898	3,047
Tax effect of intangibles	(995)	(2,210)	(2,920)	(3,143)	(3,150)	(3,159)	(1,219)
CEPS net income	60,979	51,685	72,067	78,972	82,263	54,384	65,330

Impact of Cash Earnings Per Share Basis

	Nine Months Ended September 30,
	2002	2001	2001	2000	1999	1998	1997
Intangible Assets, End of Period	96,286	99,914	97,457	114,971	126,378	133,273	97,563
Intangible Assets, Period Average	96,929	107,563	105,391	119,932	129,721	135,056	64,002

Fully Diluted Earnings Per Share:
Reported	$1.47	$1.11	$1.57	$1.54	$1.48	$0.89	$1.27
Cash earnings per share	$1.51	$1.24	$1.74	$1.70	$1.62	$1.06	$1.37
Effect of cash basis	$0.04	$0.13	$0.17	$0.16	$0.15	$0.18	$0.10

Return on Average Assets:
Reported	1.42%	1.05%	1.11%	1.16%	1.20%	0.75%	1.42%
Cash earnings per share	1.48%	1.19%	1.25%	1.30%	1.35%	0.92%	1.54%
Effect of cash basis	0.06%	0.14%	0.14%	0.14%	0.15%	0.17%	0.13%

Return on Average Shareholders’ Equity
Reported	22.04%	17.91%	18.66%	19.90%	18.07%	11.03%	19.04%
Cash earnings per share	22.60%	19.95%	20.67%	21.94%	19.84%	13.20%	20.45%
Effect of cash basis	0.55%	2.04%	2.01%	2.04%	1.77%	2.16%	1.41%